INTERNET STOCK MARKET RESOURCES, INC. ANNOUNCES THE SIGNING OF HOST AMERICA CORP. AS NEW CLIENT

ST PETERSBURG, Fla., November 11, 1999 /PRNewswire/ -- Internet Stock Market Resources, Inc. is announcing the addition of HOST AMERICA CORP. NASDAQ;CAFE) to its listed member organization.

Host America Corp is a corporate dining company featuring a premium menu with personalized presentation for Fortune 500 and Government office buildings. Long term contract revenues at 55% above the previous fiscal year based on a low stock float and a large corporate cash position of over $2.5 million.

To receive investor information please contact: DuBois Consulting
Group, Philip DuBois 757-229-0666. For online investor information go to http:/www.internetstockmarket.com/corpprof/c/cafe.html.

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html
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INTERNET STOCK MARKET RESOURCES, INC. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Host America Corp., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com
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SAFE HARBOR -- Safe Harbor for Forward-Looking Statements:  Except for
historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.




Approval Signature _____________________________ Date _________________